UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2005
Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30071
(Address of Principal Executive Offices)
(Zip Code)
(678) 533-8000
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 SHARE PURCHASE AGREEMENT, BY AND AMONG INTERNET COMMERCE CORPORATION
EX-99.1 PRESS RELEASE, DATED NOVEMBER 2, 2005

Item 1.01 Entry Into a Material Definitive Agreement.
     On November 1, 2005, Internet Commerce Corporation (NASDAQSC: ICCA), a Delaware corporation (the “Company”), acquired The Kodiak Group, Inc. (“Kodiak”), a privately held company delivering e-commerce and global data synchronization services to blue chip customers in a variety of industries.
     The transaction has been approved by both the Company’s board of directors and the Kodiak board of directors. Under the terms of the Share Purchase Agreement (the “Agreement”), the Company will pay approximately $1.0 million in cash plus an earnout payment of up to an additional $1.5 million in cash.
     A copy of the press release issued by the Company is attached as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
2.1	Share Purchase Agreement, by and among Internet Commerce Corporation, Connective Commerce Associates, the shareholders of the Seller listed on the signature page as Operating Shareholders and The Kodiak Group, Inc.

99.1	Press Release, dated November 2, 2005.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Internet Commerce Corporation

	By:	/s/ Glen E. Shipley

Glen E. Shipley
Chief Financial Officer
Dated: November 3, 2005

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EXHIBIT INDEX

Exhibit
Number	Description
2.1	Share Purchase Agreement, by and among Internet Commerce Corporation, Connective Commerce Associates, the shareholders of the Seller listed on the signature page as Operating Shareholders and The Kodiak Group, Inc.

99.1	Press Release, dated November 2, 2005.

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